SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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SONTERRA RESOURCES, INC.

(Name of Registrant As Specified In Charter)

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SONTERRA RESOURCES, INC.
523 North Sam Houston Pkwy. East, Suite 1175
Houston, Texas 77060

NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

August 1, 2008

To the Shareholders of Sonterra Resources, Inc.:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders dated August 1, 2008, in lieu of a special meeting of the shareholders. The following actions will be effective on or about September __, 2008

1.
Amendment (“Blank Check Certificate of Amendment”) to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to authorize 50,000,000 shares of blank check preferred stock; and

2.	Amendment (“Name Change Certificate of Amendment”) to our Certificate of Incorporation, as amended, to change the name of the Company to Velocity Energy Inc.

This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

By	Order of the Board of Directors,

/s/ Donald E. Vandenberg
Donald E. Vandenberg, Chief Executive
Officer and Director.

SONTERRA RESOURCES, INC.
523 North Sam Houston Pkwy. East, Suite 1175
Houston, Texas 77060

INFORMATION STATEMENT
WRITTEN CONSENT OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by SONTERRA RESOURCES, INC., a Delaware corporation, in connection with certain actions to be taken by the written consent by the majority shareholders of Sonterra Resources, Inc. dated August 1, 2008.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS AUGUST 27, 2008.

We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on September __, 2008.

The actions are to be effective twenty days after the mailing of this Information Statement is as follows:

1.
Amendment (the “Blank Check Certificate of Amendment”) to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to authorize the issuance of 50,000,000 shares of blank check preferred stock; and

2.	Amendment (“Name Change Certificate of Amendment”) to our Certificate of Incorporation, as amended, to change the name of the Company to Velocity Energy Inc.

Shareholders of record at the close of business on August 1, 2008 (the “Record Date”) are entitled to notice of the action to be effective on or about September __, 2008. As of the Record Date, our authorized capitalization consisted of 50,000,000 shares of common stock, par value $0.001 per share, of which 26,347,359 shares were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because a shareholder holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date has voted in favor of the foregoing action by resolution dated August 1, 2008; and having sufficient voting power to approve such proposals through its ownership of the Company’s Common Stock, no other consents will be solicited in connection with this Information Statement.

Shareholders of record as of the close of business on August 1, 2008, are being furnished copies of this Information Statement. The principal executive office of the Company is located at 523 North Sam Houston Pkwy., Suite 1175, Houston, Texas 77060, phone (713) 410-7024.

SHAREHOLDER DISSENTER’S RIGHT OF APPRAISAL

The General Corporate Law of Delaware does not provide for dissenter’s rights of appraisal in connection with the proposed action.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.

MATTERS SET FOURTH IN THE WRITTEN CONSENT

The Written Consent contains:

(i) A Resolution dated August 1, 2008, to amend the Certificate of Incorporation in order to provide for the approval of an amendment to the Company’s Certificate of Incorporation authorizing 50,000,000 shares of blank check preferred stock.

(ii) A Resolution dated August 1, 2008, to amend the Certificate of Incorporation in order to provide for the approval of an amendment to the Company’s Certificate of Incorporation to change the name of the Company to Velocity Energy Inc.

A shareholder(s) representing 82.92 % of the votes of the currently issued and outstanding shares of Common Stock has executed the Written Consent, thereby ensuring the approval of the amendment to the Company’s Certificate of Incorporation authorizing said issuance of the blank check preferred shares and name change. See “Other Information Regarding The Company - “Security Ownership of Certain Beneficial Owners and Management.”

Set forth below is a table containing the name of the stockholder who has executed the Written Consent and, to the best of the Company’s knowledge, the number of shares of Common Stock beneficially owned by such stockholder as of August 1, 2008:

	Common Shares	Votes/Share	Common Votes	% of Total Votes

Total Common Issued and Outstanding Votes Possible	1	26,347,359	100.00%

Votes by Written Consent For Issuance of Preferred Shares and Name change

Beneficial Owner

The Longview Fund, L.P.	23,182,876	1		87.99%
Total		1		87.99%

VOTE REQUIRED

As of August 1, 2008 (the date of the Written Consent), 26,347,359 shares of Common Stock were issued and outstanding with votes of 26,347,359 votes thus, Stockholders representing no less than 13,437,153 votes from Common Stock, were required to execute the Written Consent to effect the matter set forth therein. As discussed under “Matters Set Forth in the Written Consent,” a shareholder owning 23,182,876 votes, or 87.99% of the votes of Common Stock, has executed the Written Consent and delivered it to the Company as required by law within the 60 day period, thereby ensuring the approval of the corporate actions.

AUTHORIZE 50,000,000 SHARES OF BLANK CHECK PREFERRED STOCK

Our Board of Directors proposed an amendment to the Company’s Certificate of Incorporation to authorize 50,000,000 shares of blank check preferred stock, par value $0.001 per share.

Purpose of Authorizing Class of Preferred Shares

To facilitate the restructuring of current debt into convertible preferred shares. The Longview Fund L.P. holds a $10,000,000 credit facility, of which currently $3,000,000 has been drawn down. This current debt and future draw downs will be restructured as shares of series A convertible preferred shares. The series A convertible preferred shares will be convertible at a fixed rate per share.

There are certain advantages and disadvantages of voting for the Company’s issuance of one or more series of authorized preferred stock.

The advantages include:

•	The ability to raise capital by issuing capital stock.

•	The ability to fulfill our Company’s obligations by having capital stock available to satisfy the Sonterra Resources, Inc. debt draw downs.

The disadvantages include:

•	Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•
The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

The amendment to the Company’s Certificate of Incorporation shall be filed with the Delaware Secretary of State so that a second paragraph shall be added to Article IV of the Certificate of Incorporation, which shall state as follows:

“The total number of shares of preferred stock which this corporation is authorized to issue is:

Fifty Million (50,000,000) shares with a par value of ($0.001) per share. The preferred stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions.”

The Company’s Board of Directors believes that it is desirable to have authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company does not have any current arrangement or commitment for financing or acquisitions. Having such authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders and is in the best interests of the Company and its shareholders.

AUTHORIZE THE CHANGE OF THE NAME OF THE COMPANY

Our Board of Directors proposed an amendment to the Company’s Certificate of Incorporation to authorize changing the name of the Company to Velocity Energy Inc.

Under our Certificate of Incorporation, as presently in effect, our name is “Sonterra Resources Inc.” Our Board of Directors unanimously approved and declared advisable a change of the name of our company from “Sonterra Resources Inc.” to “Velocity Energy Inc.”. Stockholder approval for the Certificate of Amendment changing our name was obtained by written consent of the Majority Stockholder. The Certificate Amendment effecting the name change will become effective following filing with the Secretary of the State of the State of Delaware, which will not occur earlier than the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date. A copy of the Certificate Amendment is attached to this Information Statement as Annex A.

Purpose of Changing the Name of the Company

We currently have two subsidiaries which contain the words Velocity Energy in their names. The new name will bring a congruency in the names between our companies which will benefit the name recognition for the parent company.

OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of June 30, 2008 by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s common stock and (ii) Sonterra Resources Inc.’s directors and executive officer, and (iii) all officers and directors of Sonterra Resource Inc. as a group.

	Shares beneficially owned (1)
	Number of shares	Percentage of class (2)
The Longview Fund, L.P. (3) 600 Montgomery Street 44th Floor San Francisco, CA 94111 Irvine, CA 92618	29,346,570	93.74%

D. E. Vandenberg (CEO/P/D) 523 N. Sam Houston Pkwy Suite 175 Houston, TX 77060	439,122	1.62%

Gary L. Lancaster (CLO/VP/D) 523 N. Sam Houston Pkwy Suite 175 Houston, TX 77060	380,573	1.40%

Officers and Directors as a group	819,695	3.02%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2007, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentage based on 26,347,359 shares of common stock outstanding as of July 31, 2008, plus 4,958,678 shares underlying each shareholder’s convertible note and warrants.

(3) The Longview Fund, L.P. is a private investment fund that is in the business of investing in publicly-traded securities for their own accounts and is structured as a California limited partnership whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. The Longview Fund, L.P., the major shareholder, holds 23,182,876 shares. The related Longview Equity Fund, L.P. holds 869,836 shares and related Longview International Equity Fund, L.P. holds 335,180 shares for an aggregate of 24,387,892 (including the 23,182,876 shares held by The Longview Fund, L.P.), plus 4,958,678 in unissued warrants, totals 29,346,570 share beneficially owned.

(4) The address of each of Messrs. Vandenberg and Lancaster is c/o Sonterra Resources, Inc., 523 N. Sam Houston Pkwy., Suite 175, Houston, TX 77060.

BOARD COMMITTEES

The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the current fiscal year through June 30, 2008, the Board of Directors held six meetings.

COMPENSATION OF DIRECTORS

Directors serving during the fiscal year ended December 31, 2007, were not compensated. During the current fiscal year through June 30, 2008, Doyle Valdez and Robert Terry Gill served as Directors during the 2008 calendar year as of the end of the 2nd Quarter on June 30, 2008, and they were paid $750 each for serving as a Director. Doyle Valdez resigned as of June 23, 2008.

ITEM 10. EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid by Sonterra Resources, Inc. for services rendered during the fiscal years ended December 31, 2007 and 2006, respectively, to Sonterra Resources Inc.’s Chief Executive Officer and Chief Financial Officer during such periods.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Howard Taylor (1)	2007	170,000	0	0	0	0	0	191,087	361,087
Howard Taylor (1)	2006	198,000	0	0	0	0	0	0	198,000
Richard Freer (1)	2007	15,000	0	0	0	0	0	0	15,000
Richard Freer (1)	2006	18,000	0	0	0	0	0	0	18,000

(1) Resigned effective February 15, 2008

(2) We paid Concorde Capital Limited, a company 100% owned by our former chief executive officer and director, Howard Taylor, management and administrative fees totaling $191,087 for the year ended December 31, 2007. We also reimbursed Concorde Capital Limited $38,088 for out of pocket expenses for the year ended December 31, 2007. As of December 31, 2007 a total of $93,333 was outstanding and due to Concorde Capital Limited, after the effect of an agreement signed on August 3, 2007, whereby Concorde Capital Limited agreed to forgive $130,000 of its existing accounts receivable from us.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth certain summary information regarding outstanding equity awards as of June 30, 2008 to the Company’s Chief Executive Officer and Chief Financial Officer and most highly paid executive officers during such period.

OUTSTANDING EQUITY AWARDS AS OF END OF 2ND QUARTER
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)*	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
D.E. Vandenberg CEO, President	439,122	0	978,244	$1.71	June 22, 2018	0	0	0	0
Gary L. Lancaster CLO, VP	380,573	0	761,046	$1.71	June 22, 2018	0	0	0	0

•	$1.71 represents the average price of the first tranche of an equal number of options priced at $1.35, $1.755, and $2.05.

Compensation of Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
D.E. Vandenberg CEO, President	0	0	0	0	0	0	0
Gary L. Lancaster CLO, VP	0	0	0	0	0	0	0
Doyle Valdez (1)	750	0	0	0	0	0	750
Robert Terry Gill	750	0	0	0	0	0	750
Michael Pawelek	0	0	0	0	0	0	0

(1) Resigned effective February 15, 2008

EMPLOYEE COMPENSATION

We do not yet have a Compensation Committee that approves nor offer any recommendations on compensation for our employees.

LEGAL PROCEEDINGS

None; we do not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of the fiscal year ended December 31, 2007, nor as of June 30, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By	Order of the Board of Directors

/s/ Donald E. Vandenberg
Donald E. Vandenberg, Chief Executive
Officer and Director

EXHIBIT A

SONTERRA RESOURCES, INC.

NOTICE PURSUANT TO SECTION 228
OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

TO:	ALL STOCKHOLDERS:

PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Sonterra Resources, Inc., by written consent dated August 1, 2008, have duly adopted the following resolutions:

“A resolution approving the following:

Amendment (the “Blank Check Certificate Amendment”) to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to authorize 50,000,000 shares of blank check preferred stock.

“A resolution approving the following:

Amendment (the “Name Change Certificate Amendment”) to our Certificate of Incorporation, as amended, to change the name of the Company to Velocity Energy Inc.

DATE: August 27, 2008

/s/ Donald E. Vandenberg
Donald E. Vandenberg, Chief Executive
Officer and Director

ANNEX A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Under Section 242 of the Delaware General Corporation Law

Sonterra Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That a meeting of the Board of Directors of Sonterra Resources, Inc., a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

The name of the corporation (hereinafter called the “corporation”) is Velocity Energy Inc.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding the second paragraph of the Article thereof numbered “ FOURTH” so that, as amended, said second paragraph of said Article shall be and read as follows:

“The total number of shares of preferred stock which this corporation is authorized to issue is: Fifty Million (50,000,000) shares with a par value of ($0.001) per share. The preferred stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD: That thereafter, holders of a majority of the outstanding common stock of the Corporation approved such amendments by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

By:	/s/ Donald E. Vandenberg
NAME OF OFFICER: Donald E. Vandenberg
TITLE OF OFFICER: Chief Executive Officer and Director